Exhibit 99.6

[letterhead of Shouguang Municipal Mineral Resources Administration Center]

Certification

This is to certify the following information:

Shouguang City Haoyuan Chemical Co., Ltd. currently has 9 bromine production facilities.  The company is the largest bromine producer in the city.

Shouguang Municipal Mineral Resources Administration Center

/seal/

August 3, 2011